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                                                                  EXHIBIT (d)(3)

$______________________                                      Date:________, 2002

                                 PROMISSORY NOTE

        FOR VALUE RECEIVED, _______________________ (the "Debtor"), hereby unconditionally promises to pay to the order of HEMET FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the state of Nevada (hereafter, together with any holder hereof, including any successor in interest thereto called "Holder"), located at 300 Capitol Mall, Suite 1100, Sacramento, California 95814, at such place as the Holder may designate to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of ___________________________ DOLLARS ($__________________). No interest shall be due and payable on this Promissory Note (this "Note").

        Time is of the essence with respect to this Note.

        No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Debtor.

        The Debtor hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

        This Note shall be binding upon the successors and assigns of the Debtor. The Debtor may not assign any of its obligations hereunder to any person or entity. The Holder of this Note may not assign or transfer this Note to any person or entity. Notwithstanding the foregoing sentence, the Debtor acknowledges and agrees that Hemet Bancorp, as the successor to the Holder in the Merger (as defined below), shall be deemed to be the Holder of this Note following the Merger.

        Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or the Debtor's addresses set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.


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        This Note shall mature and the principal shall become due and payable at the Effective Time as that term is defined in the Plan and Agreement of Merger (the "Merger Agreement"), dated as of May 22, 2002, by and between Hemet Bancorp and Hemet Financial Group, Inc., which provides for the merger of Hemet
Financial Group, Inc. with and into Hemet Bancorp with Hemet Bancorp as the surviving corporation (the "Merger"). The Debtor acknowledges and agrees that upon the delivery by the Debtor of its shares of Hemet Bancorp common stock to the Exchange Agent (as defined in the Merger Agreement) in connection with the Merger, Hemet Bancorp, as successor to Hemet Financial Group, Inc.'s rights under this Note, shall offset on a dollar-for-dollar basis, the cash payment owed to the Debtor in the Merger against the amount owing under this Note.

        This Note shall be effective and become a legally binding obligation of the Debtor only upon the Closing as that term is defined in the Subscription Agreement, dated as of the date hereof, by and between the Debtor and Hemet Financial Group, Inc.


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        IN WITNESS WHEREOF, the Debtor has executed and delivered this Note under seal as of the date and year first written above.



                                            By:________________________

                                            Name:______________________

                                            Address:___________________

                                            ___________________________

                                            ___________________________





                                            By:________________________

                                            Name:______________________

                                            Address:___________________

                                            ___________________________

                                            ___________________________


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